                                                               Draft of 10/24/95


                               2,000,000 SHARES


                            ALPHA INDUSTRIES, INC.


                                 COMMON STOCK



                            UNDERWRITING AGREEMENT
                            ----------------------



                                                           _______________, 1995



Montgomery Securities
Oppenheimer & Co., Inc.
Adams, Harkness & Hill, Inc.
 As Representatives of the several Underwriters
c/o Montgomery Securities
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

   SECTION 1. INTRODUCTORY. Alpha Industries, Inc., a Delaware corporation (the "Company), proposes to issue and sell 2,000,000 shares of its authorized but unissued Common Stock, $.25 par value per share (the "Common Stock"), to the several underwriters named in Schedule A hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"). Said aggregate of 2,000,000 shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 300,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 4. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

   The Underwriters have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in the Representatives' judgment is advisable.

   The Company hereby confirms its agreement with respect to the purchase of the Common Shares by the Underwriters as follows:
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   SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
hereby represents and warrants to the several Underwriters that:

      (a) A registration statement on Form S-3 (File No. 33-______) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to the Representatives two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and copies of the related preliminary prospectus have been delivered to the Representatives in such reasonable quantities as the Representatives have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations, or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus (as hereinafter defined), if a final prospectus is not used, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus, as hereinafter defined) as the Company shall have previously advised the Representatives in writing would be included or made therein.

      The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations, and (ii) a registration statement, if any, filed pursuant to Rule 426(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective, or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it become effective. The term "Rule 430A Information" shall mean information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference

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   therein pursuant to Form S-3 under the Act, as of the date of such
   Preliminary Prospectus or Prospectus, as the case may be.

      (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this Section 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K of the Company for the fiscal year ended April 2, 1995. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances, except that Trans-Tech, Inc. owns, free and clear of all claims, liens, charges and encumbrances, certain of the outstanding shares of capital stock of Trans-Tech Europe SARL; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company or the subsidiary; and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

      (d) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are duly listed on the American Stock Exchange, have been issued in compliance with all federal and state securities laws,

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

   were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

      (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

      (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky and state securities laws of jurisdictions of the United States and provincial securities laws of jurisdictions of Canada (collectively, "Blue Sky Laws") applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

      (g) KPMG Peat Marwick LLP, who have expressed their opinion with respect to the financial statements incorporated by reference in the Prospectus and the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

      (h) The consolidated financial statements of the Company and its subsidiaries, and the related notes thereto, incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the respective dates of such

                                       4
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   financial statements, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by KPMG Peat Marwick LLP. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

      (i) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

      (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The descriptions of contracts in the Prospectus are accurate and complete; all such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

      (k) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

      (l) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

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      (m)  Since the respective dates as of which information is given in the
   Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, taken as a whole; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder or upon the exercise of outstanding stock options) or indebtedness material to the Company and its subsidiaries, taken as a whole (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

      (n) Except as disclosed in the Prospectus, (i) the Company and its subsidiaries own or have the right to use (as currently used), free and clear of all material liens, charges, claims, encumbrances, pledges, security interests, defects or other like material restrictions of any kind whatsoever, all patents, patent applications, trademarks, service marks, trade names, mask works and copyrights, any licenses and rights to the foregoing, and any registrations of any of the foregoing, used in the conduct of their respective businesses as previously or presently conducted, or as proposed to be conducted (collectively, "Intellectual Property Rights"), without infringing upon or otherwise acting adversely to the right of any person or entity under or with respect to any of the foregoing, (ii) the invalidity of any patent, the expiration of any registration of any Intellectual Property Rights or any other loss of Intellectual Property Rights would not have a Material Adverse Effect, (iii) there is no claim being made or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries regarding any of the Intellectual Property Rights that could have a Material Adverse Effect, and (iv) neither the Company nor any of its subsidiaries is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. The Company and each of its subsidiaries have the unrestricted right to use (as currently used) all trade secrets, know-how (including all other unpatented and unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs, and technical data and information required for or material to the development, production, operation and sale of all services and products sold or proposed to be sold thereby, free and clear of, and without violating, any material right, lien or claim of others, including former employers of their respective employees.

      (o) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

      (p) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company

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   has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could have a Material Adverse Effect.

      (q) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

      (s) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

      (t) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

      (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

   SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth in (i) the last paragraph of the cover page of the Prospectus and (ii) the second paragraph under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

   SECTION 4. PURCHASE, SALE AND DELIVERY OF COMMON SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Common Shares to the Underwriters. Each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Common Shares set forth opposite the name of such Underwriter in Schedule A hereto. The purchase price per share to be paid by the several Underwriters to the Company shall be equal to the initial price to the public per share less an amount per share equal to the per share underwriting discount. The initial price to the public, which shall be a fixed price, and the underwriting discount will be determined by separate agreement between the Company and the Underwriters in substantially the form set forth as Schedule B hereto. Such initial price shall not be higher than the last sale price of the Common Stock reported on the American Stock Exchange immediately prior to such determination.

   Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California and payment therefor shall be made at the offices of Brown, Rudnick, Freed & Gesmer, One Financial

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Center, Boston, Massachusetts (or such other place as may be agreed upon by the
Company and the Representatives), at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) of the Exchange Act, after 4:30 P.M., Washington, D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by the Representatives for sale to the public, as the Representatives shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by the Representatives for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

   Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to the Representatives, for the respective accounts of the Underwriters against payment by the Representatives, for the accounts of the several Underwriters, of the purchase price therefor by certified or official bank checks payable in next day funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by the Representatives. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

   In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 300,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by the Representatives for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within thirty days after the first date that any of the Common Shares are released by the Representatives for sale to the public, upon notice by the Representatives to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by the Representatives, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A hereto and the denominator of which is 2,000,000 (subject to such adjustments to eliminate any fractional share purchases as the Representatives in their discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by the Representatives. The manner of payment for and delivery of, the Optional Common Shares shall be the same as for the Firm Common Shares as specified in the two preceding paragraphs. At any time before lapse of the option, the Representatives may cancel such option by giving written notice of such cancellation to the Company.

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

   The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of its Common Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

   Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

   SECTION 5.  COVENANTS OF THE COMPANY.  The Company covenants and agrees that:

      (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus or the Term Sheet is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus or the Term Sheet, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus, the Term Sheet or the Prospectus of which the Representatives have not been furnished with a copy a reasonable time prior to such filing or to which the Representatives reasonably object or which is not in compliance with the Act and the Rules and Regulations.

      (b) The Company will prepare and file with the Commission, promptly upon the Representatives' reasonable request, any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives' reasonable judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

      (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise the Representatives thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

      (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

      (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to the Representatives or mail to the Representatives' order copies of the Registration Statement, the Prospectus (including the Term Sheet), the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Representatives may reasonably request, for the purposes contemplated by the Act.

      (f) The Company shall cooperate with the Representatives and Foley, Hoag & Eliot in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky Laws of such jurisdictions of the United States and Canada as the Representatives reasonably designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with the Representatives' cooperation, will use its best efforts to obtain the withdrawal thereof.

      (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the American Stock Exchange or any other securities exchange, or any over-the-counter market; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of Common Stock.

      (h) During the period of ninety days after the date of the Prospectus, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), the Company will not issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security, other than (i) the issuance and sale of shares of Common Stock pursuant to outstanding stock options and warrants disclosed in the Prospectus, (ii) the issuance of options under the Alpha Industries, Inc. 1986 Long-Term Incentive Plan and the Alpha Industries, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, each as amended on the date hereof, and (iii) the issuance of shares of Common Stock under the Alpha Industries, Inc. Employee Stock Purchase Plan and the Alpha Industries, Inc. Savings and Retirement Plan, each as amended on the date hereof.

      (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

      (j) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky Laws of the State of California (and thereby permit market making transactions and secondary trading in the Common Stock in California), will comply with such Blue Sky Laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

      (k) The Company will use its best efforts to list the Firm Common Shares and, to the extent issued, the Optional Common Shares on the American Stock Exchange.

The Representatives may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for the performance of any of the foregoing covenants.

   SECTION 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including the Term Sheet and all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Montgomery Securities Master Agreement Among Underwriters, the Montgomery Securities Master Selected Dealers Agreement, any Underwriters' Questionnaire and any Underwriters' Power of Attorney, (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under Blue Sky Laws, including all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of all preliminary and supplemental memoranda relating to Blue Sky Laws, (vii) the filing fee of the NASD and the listing fee of the American Stock Exchange, and (viii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement. Except as provided in this Section 6 and Sections 8 and 10, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky Laws and the Blue Sky memorandum referred to above).

   SECTION 7. CONDITIONS OF THE OBLIGATIONS OF UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

      (a) The Registration Statement shall have become effective not later than 5 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 A.M.), Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by the Representatives; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the Representatives' satisfaction.

      (b) The Representatives shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any of its subsidiaries, other than (A) pursuant to the exercise of outstanding options and warrants disclosed in the Prospectus, (B) the issuance of Common Stock pursuant to options issued under the Alpha Industries, Inc. 1986 Long-Term Incentive Plan or the Alpha Industries, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, each as amended on the date hereof, or (C) shares of Common Stock issued under the Alpha Industries, Inc. Employee Stock Purchase Plan and the Alpha Industries, Inc. Savings and Retirement Plan, each as amended on the date hereof; (ii) there shall not have been any change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; (iii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, taken as a whole;
   (iv) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which has or could have a Material Adverse Effect, (v) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (vi) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries, taken as a whole, which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Common Shares as contemplated hereby.

      (c) There shall have been furnished to the Representatives, on each Closing Date, in form and substance satisfactory to the Representatives, except as otherwise expressly provided below:

          (i) An opinion of Brown, Rudnick, Freed & Gesmer, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) Each of the Company and its subsidiaries organized under the laws of states of the United States (the "U.S. Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed therein, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

               (2) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all outstanding shares of Common Stock have been duly and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities, and conform to the description thereof contained in the Prospectus; without limiting the foregoing, there are no preemptive or other rights to subscribe for or purchase any of the Common Shares.

               (3) All of the issued and outstanding shares of the U.S. Subsidiaries of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and, to the best of such counsel's knowledge, are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever.

               (4) The certificates evidencing the Common Shares to be delivered hereunder are in due and proper form under law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to the Representatives or upon the Representatives' order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and will conform in all respects to the description thereof contained in the Prospectus.

               (5) To the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except (a) for options granted under the Alpha Industries, Inc. 1986 Long-Term Incentive Plan and the Alpha Industries, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors,

          (C) as contemplated by the Alpha Industries, Inc. Employee Stock Purchase Plan, and (c) as disclosed in or specifically contemplated by the Prospectus.

               (6) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

               (7) The Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations. To the best of such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required. To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required.

               (8) The documents incorporated by reference in the Prospectus (except for any financial statements and schedules and financial and statistical data included in such documents, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

               (9) The Company has the corporate power and authority to enter into this Agreement and to sell and deliver the Common Shares to the several Underwriters; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company in accordance with its terms; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky Laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD.

               (10) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any of the agreements and other documents constituting exhibits to the Registration Statement, (b) violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of the U.S. Subsidiaries or (c) to the best of such counsel's knowledge, violate any federal or Massachusetts statute, rule or regulation or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of the U.S. Subsidiaries or any property of the Company or any of the U.S. Subsidiaries.

               (11) Neither the Company nor any of the U.S. Subsidiaries is in violation of its certificate of incorporation or bylaws, or other organizational documents, except where such default would not materially adversely affect the Company and the U.S. Subsidiaries, taken as a whole.

               (12) To the best of such counsel's knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby.

      In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of the Company and the U.S. Subsidiaries and of governmental officials, in which case their opinion is to state that they are so doing and copies of said certificates are to be attached to the opinion. Such counsel shall also include a statement, satisfactory in form and substance to you and to Foley, Hoag & Eliot, counsel for the Underwriters, to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that (a) at the effective date of the Registration Statement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary [in order] to make the statements therein not misleading or (b) either at the date thereof or at the applicable Closing Date, the Prospectus contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) An opinion of counsel for Alpha Industries GmbH ("Alpha Germany"), which counsel shall be reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) Alpha Germany has been duly incorporated and is validly existing as a corporation in good standing under the laws of Germany. Alpha Germany has the corporate power and authority to carry on its business in accordance with its charter or by-laws, or other organizational documents.

               (2) All of the issued and outstanding shares of Alpha Germany have been duly and validly authorized and issued and are fully paid and are owned of record by the Company, to the knowledge of such counsel, free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever.

               (3) Such counsel have not been consulted in connection with any pending or threatened material legal or governmental actions, suits or proceedings to which Alpha Germany is a party or of which any property of Alpha Germany is the subject.

               (4) Alpha Germany is not in violation of its charter or by-laws, or other organizational documents.

      In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of Alpha Germany and of governmental officials, in which case their opinion is to state that they are so doing and that copies of said certificates are attached to the opinion.

          (iii) An opinion of counsel for Alpha Industries Limited ("Alpha UK"), which counsel shall be reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) Alpha UK is a company duly incorporated with limited liability under the laws of England and is validly existing thereunder. As at a specified date within three business days of the date of such opinion, Alpha UK was in good standing, which, for purposes of such opinion, shall mean that according to a certificate received from the Registrar of Companies dated as of such specified date Alpha UK has, according to the documents in the custody of the Registrar of Companies, been in continuous and unbroken existence since the date of its incorporation and there are no documents on the file of Alpha UK kept by the Registrar of Companies showing, nor is the Registrar of Companies aware of, any proceedings for the winding up or liquidation of Alpha UK or that Alpha UK is not still in operation.

               (2) All of the issued shares in the share capital of Alpha UK have been duly and validly authorised and issued, and are fully paid and nonassessable. For the purposes of such opinion, "nonassessable" shall mean that the registered holders of the shares are not liable under English law, by virtue of their shareholding, for the payment of taxes, duties, wages or other amounts for which Alpha UK is liable. All of the issued shares of Alpha UK are owned directly by or on trust for the Company, to the knowledge of such counsel free and clear of all liens, incumbrances, equities or claims.

               (3) Such counsel have not been consulted in connection with any pending or threatened material legal or governmental actions, suits or proceedings to which Alpha UK is a party or of which any property of Alpha UK is the subject.

               (4) Alpha UK is not in violation of its charter or by-laws, or other organizational documents.

      In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of Alpha UK and of governmental officials, in which case their opinion is to state that they are so doing and that copies of said certificates are attached to the opinion.

          (iv) An opinion of counsel for Trans-Tech Europe SARL ("Trans-Tech Europe"), which counsel shall be reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) Trans-Tech Europe has been duly incorporated and is validly existing under the laws of France as a legal entity in the form of a societe anonyme. Trans-Tech Europe has the corporate power and authority to carry on its business in accordance with its Articles of Association.

               (2) All of the issued and outstanding shares of Trans-Tech Europe have been duly and validly authorized and issued and are fully paid and are owned of record by the

          Company (___ shares) and Trans-Tech, Inc. (___ shares), to the knowledge of such counsel, free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever.

               (3) Such counsel have not been consulted in connection with any pending or threatened material legal or governmental actions, suits or proceedings to which Trans-Tech Europe is a party or of which any property of Trans-Tech Europe is the subject.

               (4) Trans-Tech Europe is not in violation of its charter or by-laws, or other organizational documents.

      In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of Trans-Tech Europe and of governmental officials, in which case their opinion is to state that they are so doing and that copies of said certificates are attached to the opinion.

          (v) Such opinion or opinions of Foley, Hoag & Eliot, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and its subsidiaries and of governmental officials.

          (vi) A certificate of the Company executed by the President and Chief Executive Officer and the Vice President, Chief Financial Officer and Treasurer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) The representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

               (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

               (3) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (4) Since the initial date on which the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment.

               (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries, taken as a whole; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement. Since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, taken as a whole, or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date.

               (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

               (7) Each of the respective signers of the certificate has carefully reviewed the requests for documents and other records submitted by Foley, Hoag & Eliot in connection with the public offering and sale of the Common Shares. The agreements, documents, records, instruments and other information supplied in response to such requests were when so supplied, and are as of the date hereof, accurate and complete in all material respects and represent all of the material agreements, documents, records, instruments and other information relating to the items called for by such requests.

          (vii) On the date before this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to the Representatives, from KPMG Peat Marwick LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, each in form and substance satisfactory to the Representatives.

          (viii) On or before the First Closing Date, letters from each director and executive officer of the Company, in form and substance satisfactory to the Representatives, confirming that for a period of ninety days after the first date that any of the Common Shares are released by the Representatives for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

   All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representatives and to Foley, Hoag & Eliot, counsel for the Underwriters.
   The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at the Representatives' election will terminate upon notification by the Representatives to the Company without liability on the part of any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 and except to the extent provided in Section 10.

   SECTION 8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Representatives pursuant to Section 7, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and them in connection with the proposed purchase and the sale of the Common Shares, including fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 8 and Sections 6 and 10 shall at all times be effective and shall apply.

   SECTION 9. EFFECTIVENESS OF REGISTRATION STATEMENT. The Representatives and the Company will use their respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

   SECTION 10.  INDEMNIFICATION.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3. In addition to its other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform its obligations hereunder, all as described in this Section 10(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within thirty days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3; and will reimburse the Company, or any such director, officer or controlling person for any legal and other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 10 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
   Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of Section 10(b), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 10(a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Common Shares or
   (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Common Shares sold by it to the Underwriters (net of underwriting commissions but before deducting expenses) and, in the case of the Underwriters, as the underwriting commissions received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting commissions. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under
   Section 10(c) for purposes of indemnification. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
   Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

      (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and (b), including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and (b) and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and (b).

   SECTION 11. DEFAULT OF UNDERWRITERS. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 6 and except to the extent provided in Section 10.

   In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any party substituted for an Underwriter under this Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

   SECTION 12. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or
(ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by the Representatives of telegrams (i) advising Underwriters that the Common Shares are released for public offering or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

   SECTION 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

      (a) This Agreement may be terminated by the Company by notice to the Representatives or by the Representatives by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 and except to the extent provided in Section 10) or of any Underwriter to the Company (except to the extent provided in Section 10).

      (b) This Agreement may also be terminated by the Representatives prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over-the-counter market by the NASD, or a general banking moratorium shall have been established by federal, New York, Massachusetts or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares,
   (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this Section 13(b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter, except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 and except to the extent provided in Section 10.

      (c) This Agreement shall also terminate at 5 P.M., California time, on the tenth full business day after the Registration Statement shall have become effective if the initial public offering price of the Common Shares shall not then as yet have been determined as provided in Section 4. Any termination pursuant to this Section 13(c) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter, except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 and except to the extent provided in Section 10.

   SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

   SECTION 15. NOTICES. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered or telegraphed and confirmed to the Representatives in care of Montgomery Securities at 600 Montgomery Street, San Francisco, California 94111, Attention: Jack

G. Levin, with a copy to Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109, Attention: Adam Sonnenschein, and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 20 Sylvan Road, Woburn, Massachusetts, Attention: Chief Financial Officer, with a copy to Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111, Attention: Steven R. London. The Company or the Representatives may change the address for receipt of communications hereunder by giving notice to the others.

   SECTION 16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

   SECTION 17. REPRESENTATION OF UNDERWRITERS. You will act as the Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by the Representatives jointly or by Montgomery Securities, on behalf of the Representatives, will be binding upon all the Underwriters.

   SECTION 18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

   SECTION 19. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

   SECTION 20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be an original and both of which shall constitute one and the same document. In this Agreement, the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to "Sections" shall be to sections of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

                            *          *          *

   If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company and the several Underwriters, including the Representatives, all in accordance with its terms.

                                 Very truly yours,

                                 Alpha Industries, Inc.



                                 By:___________________________________________
                                    President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted in San Francisco, California, as of the date first above written.

Montgomery Securities
Oppenheimer & Co., Inc.
Adams, Harkness & Hill, Inc.
 As Representatives of the several
 Underwriters named in Schedule A hereto

By:  Montgomery Securities



   By:__________________________________

                                   SCHEDULE A

                                                             Number of Firm
                                                             Common Shares
Name of Underwriter                                          to be Purchased
-------------------                                          ---------------
Montgomery Securities ..................................
Oppenheimer & Co., Inc. ................................
Adams, Harkness & Hill, Inc. ...........................















                                                                ---------
                  TOTAL ................................        2,000,000
                                                                =========

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

                                  Schedule B

                         PRICE DETERMINATION AGREEMENT

          This Agreement is being delivered pursuant to Section 4 of the Underwriting Agreement dated _________________, 1995 between Alpha Industries, Inc. and the several Underwriters named in Schedule A thereto. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in such Underwriting Agreement.

          The Company and the Underwriters hereby confirm their agreement that the initial public offering price of the Common Shares shall be $____ per share, that the underwriting discount shall be $____ per share, and that the purchase price to be paid by the several Underwriters for the Common Shares to be purchased from the Company shall be $____ per share.

          This Agreement may be executed in counterparts, each of which shall be an original and both of which shall constitute one and the same document.
Dated:  ________________, 1995

                                 Alpha Industries, Inc.



                                 By:____________________________________________
                                    Title:


                                 Montgomery Securities
                                 Oppenheimer & Co., Inc.
                                 Adams, Harkness & Hill, Inc.
                                  As Representatives of the several Underwriters

                                 By:  Montgomery Securities



                                    By:_________________________________________

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